Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report, dated March 13, 2015, in the Registration Statement (Form 10) of Audax Credit BDC Inc. for the registration of 100,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 17, 2015